29, DocuSign Envelope ID: 3A6530E7-66C4-4FC3-BA92-A489C5FF6F5C Exhibit 10.21

DocuSign Envelope ID: 3A6530E7-66C4-4FC3-BA92-A489C5FF6F5C

criteo

AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT (the "Amendment"), entered into and effective as of November 29, 2020, is made to that certain Consulting Agreement dated as of May 14, 2020 (the "Agreement") by and between Criteo Corp., a Delaware corporation (the "Company"), and Dave Anderson (the "Consultant"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and the Consultant desire to amend the Agreement to extend the Term of the Agreement; and

WHEREAS, pursuant to Section 13(a) of the Agreement, the Agreement may only be amended by written instrument signed by both the Company and the Consultant.

NOW THEREFORE, in exchange for good and valuable consideration, the sufficiency of which are acknowledged, and intending to be legally bound hereby, each of the Company and the Consultant hereby agree as follows:

1. Term. Section 4 of the Agreement is hereby amended to extend the Term to expire on December 31, 2020.

2. Duties. Section 3(a) of the Agreement is hereby amended to clarify that, from September 8, 2020 through the end of the Term, the scope of Consultant's Services shall not include service as Interim CFO, Principal Financial Officer or Principal Accounting Officer. Instead, the Services shall include certain financial and business consulting services as requested by the Company and Parent, including, but not limited to, providing guidance and advice to Parent's Chief Financial Officer as requested, and providing guidance and advice on matters related to corporate finance, financial administration, corporate management practices and infrastructure development.

3. Acknowledgement. Each of the Company and the Consultant acknowledge that, except for the amendment expressly set forth in this Amendment, all other terms and conditions of the Agreement shall be unaffected hereby and remain in full force and effect. The Company and the Consultant reaffirm, ratify and confirm their respective obligations, covenants and agreements under the Agreement. For the avoidance of doubt, each of the Company and Consultant acknowledge that the Performance Bonus is not impacted by the extension of the Term.

4. Miscellaneous.

a) This Amendment may be executed and delivered (including by facsimile or .pdf transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

b) To the extent that any provision of the Agreement needs to be waived or amended in order to allow the amendments made herein to be effective, such provisions are hereby waived and/or amended to the extent necessary to allow for the amendments made herein to be effective.

c) This Amendment and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely in such state, without giving effect to the choice or conflict of law principles thereof.

DA 11/29/20

d) On or after the date of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CRITEO CORP.:

DocuSigned by:

By: Sarah Glickman

DBA0651EBFCD4D6...

Name: Sarah Glickman

Title: Chief Financial Officer

CONSULTANT:

Dave Anderson

[Signature Page to Amendment to Consulting Agreement]